Exhibit 10.1
SEVERANCE AGREEMENT
BY AND BETWEEN
CAPITAL SENIOR LIVING CORPORATION
AND
JAMES A. STROUD

ATTACHMENT I — Indemnity

SEVERANCE AGREEMENT
     THIS SEVERANCE AGREEMENT (“Agreement”) dated as of the 12th day of December, 2008 and effective as of the 31st day of December, 2008 (the “Effective Date”), by and between Capital Senior Living Corporation, a Delaware corporation (“CSLC” or the “Company”), and James A. Stroud, an individual (“Stroud”).
     WHEREAS, Stroud is a founder of CSLC and his leadership and commitment has been instrumental to the Company’s success, and he has prior to the Effective Date been Chairman of the Company, a director, and Chairman of the Board of CSLC (the “Board”); and
     WHEREAS, Stroud now desires for personal reasons to retire from his officer position with CSLC and its subsidiaries, and he and CSLC have determined to terminate that certain Amended and Restated Employment Agreement, dated October 8, 1997, as further amended, by and between Stroud and CSLC (the “Employment Agreement”).
     NOW, THEREFORE, in consideration of the premises and covenants considered in this Agreement, the parties hereto agree as follows:
     1. CONFIDENTIALITY. Stroud hereby acknowledges his understanding that as a result of his prior employment by CSLC he has had and may have access to, and possession of, valuable and important confidential or proprietary data, documents and information concerning CSLC, its operations and its future plans (“Confidential Information”). Stroud hereby agrees that neither he nor any of his Affiliates (which does not include CSLC and its subsidiaries) will at any time divulge or communicate to any person or entity, or use to the detriment of CSLC or for the benefit of any other person or entity, or make or remove any copies of, such Confidential Information or proprietary data or information, whether or not marked or otherwise identified as confidential or secret. Notwithstanding any other provision in this Agreement to the contrary, Stroud shall have the right to use any Confidential Information that constitutes “Residual Knowledge,” which shall mean Stroud’s memory (unassisted by tangible or electronic copies of any Confidential Information), skills, and experience obtained in connection with his employment with CSLC. Stroud, on or before the Effective Date, shall surrender to CSLC any and all materials, including but not limited to drawings, manuals, reports, documents, lists, photographs, maps, surveys, plans, specifications, accountings and any and all other materials relating to CSLC or any of its business, including all copies thereof, that Stroud has in his possession, whether or not such material was created or compiled by Stroud, but excluding, however, personal memorabilia belonging to Stroud and notes taken by him as a member of the Board (“Excluded Items”). With the exception of the Excluded Items, Stroud acknowledges that all such material is solely the property of CSLC and Stroud has no right, title or interest in or to such materials. Notwithstanding anything to the contrary set forth in this Section 1, the provisions of this Section 1 shall not apply to information which: (i) is or becomes generally available to the public other than as a result of disclosure by Stroud, (ii) is already known to Stroud as of the Effective Date from sources other than CSLC, or (iii) is required to be disclosed by law or by regulatory or judicial process.
     2. NON-COMPETITION; NON-SOLICITATION. Stroud and CSLC hereby agree that, notwithstanding the termination of the Employment Agreement as provided in Section 8 of this Agreement, (i) Paragraph 9 (Non-Competition; Non-Solicitation) of the Employment Agreement shall survive such termination and remain in effect for the periods after such termination that are specified in such paragraph; and (ii) notwithstanding Paragraph 9 of the Employment Agreement, Stroud shall be entitled to employ, solicit for employment or recommend for employment Elizabeth Marks (“Marks”).
     3. WORK PRODUCT. Stroud acknowledges that all innovations, improvements, developments, methods, designs, analyses, reports and all similar or related information which relates to CSLC’s or any of its subsidiaries’ or Affiliates’ actual or anticipated business, or existing or future products or services and which were conceived, developed or made by Stroud while employed by CSLC belong to CSLC or such subsidiary or Affiliate. Stroud will perform all actions requested by the Board to establish and to confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).
     4. SEVERANCE PAYMENTS; INSURANCE.
     (a) CSLC shall:
     (i) Pay to Stroud $500,000 in cash by the Effective Date; it is Stroud’s intention to use the after-tax amount from $250,000 of this $500,000 for the purpose of rewarding certain nonexecutive employees of the Company for their years of service to the Company.
     (ii) On or before March 15, 2009, pay to Stroud the bonus earned by him for 2008 under an existing arrangement between the Company and Stroud, without regard to whether Stroud is employed by the Company on the date the bonus is paid.
     (iii) CSLC shall promptly reimburse Stroud’s reasonable attorney’s fees incurred in connection with the negotiation and execution of this Agreement, but in no event later than December 31, 2009.
     (b) All life insurance policies purchased by CSLC with respect to Stroud, of which the Company is the beneficiary, shall be allowed to terminate in accordance with their respective terms.
     5. OTHER BENEFITS.
     (a) For eighteen (18) months after the Effective Date, with respect to Stroud and his dependents, CSLC shall, at the Company’s option: (i) continue to provide health benefits made generally available by CSLC to its senior executives; or (ii) pay Stroud’s premiums under the Consolidated Omnibus Reconciliation Act (“COBRA”). If COBRA is unavailable to Stroud, CSLC shall reimburse Stroud for the cost of obtaining health benefits substantially equivalent to those made generally available by CSLC to its senior executives. Reimbursements of amounts described in the preceding sentence shall be made promptly, but no later than the last day of tax year immediately following the date such expenses are incurred.

     (b) CSLC shall pay to Stroud all accrued but unpaid or unused vacation, sick pay and expense reimbursement according to CSLC’s Corporate Policies and Procedures Manual.
     (c) CSLC shall, effective as of the Effective Date, sell to Stroud the office furnishings and personal computer located in his current office at Company headquarters for the current book value on the Company’s books of such furnishings and computer.
     (d) For so long as Stroud is a member of the Board, and for thirty (30) days after Stroud’s service as a Board member terminates, CSLC shall:
     (i) Employ Marks and shall assign Marks to provide administrative support to Stroud and continue her current duties as office manager. During such assignment, Marks shall continue to be employed by CSLC with a benefits package no less favorable than the one she now has, her compensation shall be not less than the compensation she now receives, and she shall be entitled to receive raises and additional benefits, including grants of equity awards, no less favorable than those provided to the secretaries or administrative or executive assistants of the Chief Executive Officer of CSLC;
     (ii) Maintain Stroud’s access to his existing executive office and to his current parking space at Company headquarters; and
     (iii) Reimburse Stroud’s reasonable and necessary business expenses incurred in attending trade association meetings of the National Investment Center and American Senior Housing Association, in any case if Stroud plans to attend such meetings while serving as a Board member, promptly after his presentation to CSLC of itemized bills, vouchers or accountings, but no later than the last day of tax year immediately following the date such expenses are incurred.
     6. REGISTRATION RIGHTS. Stroud shall have the following registration rights.
     (a) For purposes of this Section, the term “Registrable Securities” shall mean any shares of Common Stock beneficially owned by Stroud (directly or indirectly) plus all shares of Common Stock that Stroud may acquire pursuant to the exercise of stock options.
     (b) If CSLC at any time proposes to register any of its securities under the Securities Act of 1933 (the “Securities Act”) for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to Stroud of its intention so to do. Upon the written request of Stroud, received by the Company within 30 days after the giving of any such notice by CSLC, CSLC will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by CSLC, all to the extent requisite to permit the sale or other disposition by Stroud (in accordance with his written request) of such Registrable Securities so registered;

provided, however, that if the managing underwriter of CSLC’s offering delivers in good faith a written opinion to Stroud and the Company that either because of (i) the kind of securities which Stroud or CSLC intends to include in the offering or (ii) the size of the offering which Stroud or CSLC intend to make, the success of the offering or the market for CSLC’s Common Stock would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included (A) in the event that the size of the offering is the basis for the managing underwriter’s opinion, the amount of the securities to be offered for the account of Stroud and each other person registering securities of CSLC pursuant to similar incidental registration rights shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount reasonably recommended by such managing underwriter; and (B) in the event that the combination of securities to be offered is the basis of such managing underwriter’s opinion (1) the Registrable Securities and other securities to be included in such offering shall be reduced as described in clause (A) above or, (2) if the actions described in Clause (A) would, in the reasonable judgment of the managing underwriter, be insufficient to substantially eliminate the material and adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering. Notwithstanding the foregoing provisions, CSLC may withdraw any registration statement referred to in this Section 6(b) without thereby incurring any liability to Stroud.
     (c) If and whenever CSLC is required by Section 6(b) to effect a piggy back registration, CSLC shall as expeditiously as possible:
     (i) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement (which, in the case of an underwritten public offering shall be on Form S-1, Form S-2, Form S-3, any successor forms thereto, or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (as determined hereinafter); provided, however, that CSLC may postpone the filing, effectiveness, supplementing or amending of the registration statement for up to 90 days if, in the good faith opinion of CSLC’s Board, the registration or sale of Registrable Securities would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require CSLC to make public disclosure of information the public disclosure of which would have a material adverse effect upon CSLC. During any time that CSLC defers amending or supplementing the registration statement, the holders of Registrable Securities shall discontinue disposing of Registrable Securities;
     (ii) subject to the provision in subsection (i), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Registrable

Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;
     (iii) furnish to Stroud and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;
     (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as Stroud or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED HOWEVER, that CSLC shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
     (v) use its best efforts to list or qualify for quotation the Registrable Securities covered by such registration statement with any securities exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted;
     (vi) notify Stroud at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Stroud, CSLC will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, provided that the 180-day period described below will be tolled from the time a prospectus contains such a statement or omission until a prospectus correcting such statement or omission has been delivered to Stroud and may be delivered to the purchasers of such Registrable Securities in compliance with the Securities Act;
     (vii) notify Stroud immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by CSLC of any notification with respect to the suspension of qualification of the Registrable Securities for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, CSLC will promptly use its best reasonable efforts to obtain the lifting of such order; and

     (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, a statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.
     For purposes hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof.
     In connection with each registration hereunder, Stroud will furnish to CSLC in writing such information with respect to Stroud as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.
     In connection with each registration pursuant to this Section covering an underwritten public offering, CSLC and Stroud agree to use their best efforts to select a managing underwriter (and any co-managers) and to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of CSLC’s size and investment stature.
     (d) All expenses incurred by CSLC in complying with this Section, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for CSLC, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for Stroud but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”
     (i) CSLC shall pay all Registration Expenses attributable to the shares of Registrable Securities included in the registration in connection with each registration statement under this Section.
     (ii) All Selling Expenses in connection with each such registration statement applicable to Registrable Securities sold by Stroud shall be borne by Stroud.
     (e) Subject to applicable law, CSLC will indemnify each underwriter, Stroud and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue statement of a material fact contained in the registration statement, or any omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation by CSLC of the Securities Act, any state securities or “blue-sky” laws or any applicable rule or regulation. This indemnification will not apply to any claims, losses, damages or liabilities to the extent that they may have been caused by an untrue statement or omission based upon information furnished in writing to CSLC by such underwriter, Stroud or controlling person, respectively, expressly for use in the registration statement. With respect to such untrue statement or omission in the information furnished in writing to CSLC by Stroud, he will indemnify the underwriters, CSLC, its directors and officers, and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such untrue statement or omission.
     (f) The registration rights of Stroud under this Agreement may be transferred to any trust, family partnership or other family entity formed by Stroud to hold shares of Common Stock and to any member of his family.
     (g) In the event of any merger, consolidation or share exchange pursuant to which CSLC is not the surviving or resulting corporation, CSLC’s obligations under this Section shall be assumed by such surviving or resulting corporation.
     (h) The registration obligations of CSLC under this Section shall terminate on the date when CSLC (i) delivers to Stroud a written opinion of a law firm with recognized securities law expertise, reasonably acceptable to Stroud, addressed to Stroud that he is permitted to sell all Registrable Securities to the public without registration under applicable law, other than pursuant to Rule 144 or any similar rule, and (ii) gives irrevocable written instructions to CSLC’s transfer agent to remove all restrictive legends from the CSLC stock certificate(s) then held by, or registered in the name of, Stroud.
     7. INDEMNIFICATION BY CSLC. CSLC shall and hereby does indemnify Stroud to the extent and in accordance with the terms of Attachment I to this Agreement.
     8. TERMINATION OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT. Stroud and CSLC hereby agree that the Employment Agreement shall be, subject to Section 9 below, as of the Effective Date, terminated, cancelled and of no further force and effect. Stroud hereby resigns each officer position held on or prior to the Effective Date with CSLC and any Company subsidiary or Affiliate. Stroud also resigns every position as a member of the Board of Directors of any and all direct and indirect subsidiaries of CSLC. Stroud shall remain a member of the Board after the Effective Date until he resigns or his successor is duly elected or appointed.
     9. NO EFFECT ON EMPLOYMENT COMPENSATION. Nothing in this Agreement shall be construed to affect in any way employment compensation amounts paid or payable to Stroud by CSLC, whether or not determined on or prior to the Effective Date, with respect to his employment by CSLC prior to the date hereof, including bonus payments payable to Stroud with respect to his employment by CSLC prior to the Effective Date.

     10. SURVIVAL OF CERTAIN PROVISIONS. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Effective Date.
     11. DEFINITION OF AFFILIATE. For purposes of this Agreement, the term “Affiliate” with regard to Stroud means any person controlled by or under common control with him. “Affiliate” with regard to CSLC means any person controlled by or under common control with CSLC. For purposes of these definitions, “Control” when used with respect to any person means the power to direct the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.
     12. EQUITABLE REMEDY. In the event of a breach by Stroud of the provisions of Section 1 of this Agreement or Paragraph 9 of the Employment Agreement, CSLC shall, in addition to any other available remedies, be entitled to an injunction restraining Stroud from violating the terms of the applicable Section or Paragraph and Stroud and CSLC agree that said injunction is appropriate and proper relief for such violation.
     13. STROUD’S LEGAL FEES AND EXPENSES. It is the intent of CSLC that Stroud not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of his rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Stroud hereunder. Accordingly, if it should appear to Stroud that CSLC has failed to comply with any of its obligations under this Agreement or in the event that CSLC or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Stroud the benefits provided or intended to be provided to Stroud hereunder, CSLC irrevocably authorizes Stroud from time to time to retain counsel of Stroud’s choice to advise and represent Stroud in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against CSLC or any director, officer, stockholder or other person affiliated with CSLC, in any jurisdiction. CSLC will advance and be solely financially responsible for any and all reasonable attorneys’ and related fees and reasonable expenses incurred by Stroud in connection with any of the foregoing; provided that, if Stroud is not successful on the merits or otherwise, Stroud shall reimburse CSLC for any advances and payments for his attorneys and related fees and expenses under this Section 13.
     14. NOTICES. All notices and other communications provided to either party hereto under this Agreement shall be in writing and delivered by hand delivery, overnight courier service or certified mail, return receipt requested, to the party being notified at such party’s address set forth below, or at such other address as may be designated by a party in a notice to the other party given in accordance with this Agreement. Notices given by hand delivery or overnight courier service shall be deemed received on the date of delivery shown on the courier’s delivery receipt or log. Notices given by certified mail shall be deemed received three (3) days after deposit in the U.S. Mail, sent to the following addresses as appropriate:

If to CSLC:	14160 Dallas Parkway, #300
Dallas, TX 75254
Attn: David Brickman, General Counsel

If to Stroud:	3808 Caruth Blvd.
Dallas, TX 75225
     15. CONSTRUCTION. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent possible without considering the void, invalid or unenforceable provision. In construing this Agreement, no meaning or effect shall be given to the captions of the paragraphs in this Agreement, which are inserted for convenience of reference only.
     16. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of Texas without resort to choice of law principles.
     17. INTEGRATION; AMENDMENTS. This is an integrated Agreement. This Agreement (including Attachment I hereto) constitutes and is intended as a final expression and a complete and exclusive statement of the understanding and agreement of the parties hereto with respect to the subject matter of this Agreement. All negotiations, discussions and writings between the parties hereto relating to the subject matter of this Agreement are merged into this Agreement, and there are no rights conferred, nor promises, agreements, conditions, undertakings, warranties or representations, oral or written, expressed or implied, between the undersigned parties as to such matters other than as specifically set forth herein. No amendment or modification of or addendum to, this Agreement (including Attachment I hereto) shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.
     18. SUCCESSORS AND BINDING AGREEMENT.
     (a) CSLC will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of CSLC, by agreement in form and substance reasonably satisfactory to Stroud, expressly to assume and agree to perform this Agreement in the same manner and to the same extent CSLC would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of CSLC and any successor to CSLC, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of CSLC whether by purchase, merger, consolidation, reorganization or otherwise, but will not otherwise be assignable, transferable or delegable by CSLC.
     (b) This Agreement will inure to the benefit of and be enforceable by Stroud’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and permitted assignees.
     (c) Except as set forth above in this Section 18, nothing in this Agreement, express or implied, is intended to confer upon any third person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.

     19. COMPLIANCE WITH CODE SECTION 409A. The parties intend the terms of the Agreement relating to Stroud’s rights to receive payments of cash and/or in kind benefits from the Company, including the timing of any such payments, comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations and other applicable Internal Revenue Service guidance promulgated thereunder and that any ambiguities in construction be interpreted in order to effectuate such intent. If, however, it is determined that any provision of the Agreement could be construed in form or operation not to comply with Section 409A of the Code and the Treasury Regulations or other applicable Internal Revenue Service guidance promulgated thereunder, such provision shall be interpreted and construed (and, if necessary, reformed through formal amendment) to comply with Section 409A of the Code and Treasury Regulations and other applicable Internal Revenue Service guidance promulgated thereunder, and no consent of Stroud, the Company or any other person shall be necessary to give effect to such interpretation, construction, or amendment; PROVIDED, HOWEVER, that in no event shall an amendment impose on CSLC a payment obligation that CSLC does not otherwise have under the other provisions of this Agreement, and that this Section 19 shall not impose any obligation or liability on the Company with respect to any increased tax liability of Stroud as a result of the failure in form or operation of this Agreement to comply with Section 409A of the Code.
     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

CAPITAL SENIOR LIVING CORPORATION

/s/ David R. Brickman

By: David R. Brickman
Title: Vice President and Secretary

/s/ James A. Stroud

JAMES A. STROUD

ATTACHMENT I
INDEMNITY
     CAPITAL SENIOR LIVING CORPORATION (the “Company” or “CSLC”) will indemnify JAMES A. STROUD (“Indemnitee”) in accordance with the following terms.
     1. DEFINITIONS. As used in this Indemnity:
     (a) “Agreement” means the Severance Agreement between the Company and Indemnitee, dated as of the same date hereof.
     (b) The term “Proceeding” shall include any threatened, pending or completed investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the Company or Other Entity, as hereinafter defined, to procure a judgment in its favor), in which Indemnitee may be or may have been or may be threatened to be made or to become involved in any manner (including without limitation as a party or a witness) by reason of the fact that Indemnitee has advised the Company (as an officer, director or consultant of the Company or any Other Entity) with respect to any matter, is alleged to have advised Other Entities with respect to any matter in which the Company or any Other Entity was involved or related or by reason of anything actually or allegedly done or not done by Indemnitee in any of such capacities, and whether such advice, action or inaction occurred in the past or occurs after the date hereof. It is also expressly agreed that Proceeding shall include any claim, action, suit or proceeding arising out of allegations that Indemnitee’s Affiliates, as defined in the Agreement, have engaged in transactions with the Company in which Indemnitee had a financial or conflicting interest.
     (c) The term “Expenses” includes, without limitation, reasonable attorneys’ fees and disbursements and all other reasonable costs, expenses and obligations actually and reasonably incurred by Indemnitee in connection with (i) investigating, defending, being a witness in or otherwise participating in, or preparing to defend, be a witness in or participate in, any Proceeding, or (ii) establishing a right to indemnification under Paragraph 6 of this Indemnity, but shall not include the amount of any judgments, fines or penalties entered or assessed against Indemnitee or any amounts paid or payable in settlement by Indemnitee.
     (d) The term “Other Entity” includes, without limitation, any subsidiary or affiliate of the Company and any entity with which Indemnitee has served or is serving as an officer or director or otherwise in the general interest of the Company’s business. It is expressly agreed that Indemnitee’s service with (i) Capital Realty Group Senior Housing, Inc., a Texas corporation, and with its subsidiaries and partnerships in which it is a general partner; (ii) Capital Senior Living Communities, LP, and its general partner, Retirement Living Communities, L.P.; and (iii) Tri-Point Communities, L.P., Triad Senior Living, L.P. and related partnerships were all undertaken by the Indemnitee for the benefit of the Company and all such entities and their affiliates are hereby agreed to be Other Entities within the meaning of this definition.
     2. SCOPE OF INDEMNIFICATION. Subject to Paragraph 7 of this Indemnity, the Company shall indemnify Indemnitee in accordance with the provisions of this Paragraph 2 if Indemnitee is or was threatened to be made or to become involved in any manner, including without limitation as a party or witness, in any Proceeding (including a Proceeding by or in the right of the Company or Other Entity to procure a judgment in its favor) against any and all Expenses and any and all judgments, fines and penalties entered or assessed against Indemnitee, and any and all amounts reasonably paid or payable in settlement by Indemnitee, in connection with such Proceeding, but only if Indemnitee acted (a) in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the Company’s best interests and (b) without gross negligence. THIS INDEMNITY EXPRESSLY INDEMNIFIES INDEMNITEE AGAINST HIS OWN NEGLIGENCE. The termination of any Proceeding by judgment, order of court, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for purposes of any provision of this Indemnity that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the Company’s best interests, or did act with gross negligence.
     3. D&O Insurance Coverage and Most Favorable Indemnification Obligations. Indemnitee shall be entitled to director and officer (“D&O”) insurance coverage during the period specified below for his acts and omissions while an officer and director of CSLC and its Affiliates, as defined in the Agreement, on a basis no less favorable to Indemnitee than the coverage provided by the Company or any of its Affiliates that is most favorable to any other officer or director of CSLC or any of its Affiliates. CSLC shall maintain or cause to be maintained such insurance coverage for Indemnitee from and after the date of this Indemnity until all applicable statute of limitation periods for Indemnitee’s actions or omissions during his term of employment have expired. CSLC shall indemnify, and shall cause its Affiliates to indemnify, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within two (2) business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for recovery under any D&O liability insurance policies maintained by CSLC or any of its Affiliates, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. If CSLC or any of its affiliates grants to any director or officer rights to indemnification or advancement of Expenses that are more favorable than those contained in the certificate of incorporation or bylaws of the Company, each as they may be amended, or this Indemnity, then CSLC shall contemporaneously therewith grant or cause to be granted those more favorable rights to Indemnitee and promptly take all such actions as may be necessary to vest such rights in Indemnitee.
     4. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY; NO ADVERSE PRESUMPTION. Notwithstanding any other provisions of this Indemnity, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     5. ADVANCES OF EXPENSES. The Expenses incurred by Indemnitee pursuant to Paragraph 2 or Paragraph 4 in any Proceeding shall be paid by the Company in advance, promptly upon the written request of the Indemnitee, if Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. No security for the performance of any such undertaking shall be required and any such undertaking shall be accepted by the Company without regard to the financial capacity of Indemnitee to perform his obligations thereunder.
     6. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION: PROCEDURE UPON APPLICATION. Without limiting the obligation of the Company to promptly make payments in respect of Expenses in accordance with Paragraph 5, any indemnification under Paragraph 2 or Paragraph 4 shall be made no later than 45 days after receipt by the Company of the written request of Indemnitee, unless a determination is made within said 45-day period by (i) the Board of the Company by a majority vote of directors who are not and were not parties to the relevant Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 2.
     The right to indemnification or advances as provided by this Indemnity shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Indemnitee’s Expenses reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.
     7. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE; CONSTRUCTION. The indemnification provided by this Indemnity shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Delaware General Corporation Law, the amended and restated certificate of incorporation and/or bylaws of the Company, any other indemnity, any vote of stockholders or disinterested directors, or otherwise, either as to action in his official capacity on, prior or after the date hereof or as to action in any other capacity. The Company hereby agrees and acknowledges that it will: (i) continue to honor its indemnification obligations to Indemnitee set forth in its amended and restated certificate of incorporation and/or bylaws with respect to any existing or future lawsuit against the Company and any other actions pursuant to which Indemnitee would be entitled to indemnification; and (ii) not amend or repeal such indemnification obligation in the amended and restated certificate of incorporation or bylaws in any manner that would adversely affect Indemnitee’s rights under this Indemnity.
     8. PARTIAL INDEMNIFICATION. In the event that Indemnitee is entitled under any provision of this Indemnity to indemnification by the Company for a portion but less than the entire amount of any Expenses, judgments, fines, penalties and/or amounts paid or payable in settlement, the Company shall fully indemnify Indemnitee in accordance with the applicable provisions of this Indemnity for such portion of such Expenses, judgments, fines, penalties and/or amounts paid in settlement.

     9. SUBROGATION. In the event that the Company provides any indemnification or makes any payment to Indemnitee in respect of any matter in respect of which indemnification or the advancement of expenses is provided for herein, the Company shall be subrogated to the extent of such indemnification or other payment to all of the related rights of recovery of Indemnitee against other persons or entities. Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights (with all of Indemnitee’s reasonable costs and expenses, including attorneys’ fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Company).
     10. NO DUPLICATION OF PAYMENTS. The Company shall not be obligated under this Indemnity to provide any indemnification or make any payment to which Indemnitee is otherwise entitled hereunder to the extent, but only to the extent, that such indemnification or payment hereunder would be duplicative of any amount actually received by Indemnitee pursuant to any insurance policy, the Delaware General Corporation Law, the amended and restated certificate of incorporation and/or the bylaws of the Company or otherwise. With respect to the Company’s indemnity obligations concerning Other Entities, the Company shall have no obligation hereunder until and unless Indemnitee has first requested all available insurance coverage benefiting such Other Entities and indemnity available from such Other Entities and such insurance coverage and indemnity has been exhausted or has been denied. To the extent such insurance coverage is contested by provider(s), the Company shall either advance Indemnitee’s reasonable and necessary attorney’s fees in connection with the claim, or reimburse Indemnitee for such fees upon receipt of an accounting, at the Company’s discretion; PROVIDED THAT if the insurance provider contests or denies such coverage, CSLC shall advance Indemnitee’s Expenses, as provided in Paragraph 5, for all fees incurred by him in connection with pursuing recovery from the insurance provider.
     11. SAVINGS CLAUSE. If any provision of this Indemnity or the application of any provision hereof to any circumstance is held illegal, invalid or otherwise unenforceable, the remainder of this Indemnity and the application of such provision to any other circumstance shall not be affected, and the provision so held to be illegal, invalid or otherwise unenforceable shall be reformed to the extent (but only to the extent) necessary to make it legal, valid and enforceable.
     12. NOTICE. Indemnitee shall give to the Company notice in writing as soon as practicable of any claim made against him or her for which indemnification will or could be sought under this Indemnity, provided, however, that any failure to give such notice to the Company will relieve the Company from its obligations hereunder only if, and to the extent that, such failure results in the forfeiture of substantial rights and defenses. Notice to the Company shall be directed to the Company (to the attention of the Chief Executive Officer, with a copy to the General Counsel) at its principal executive office or such other address as the Company shall designate in writing to Indemnitee. Notice shall be deemed received when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or three (3) calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and shall be within

Indemnitee’s power. The Company shall give prompt notice to Indemnitee of any potential claims against Indemnitee of which the Company becomes aware.
     13. APPLICABLE LAW. This Indemnity shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
     14. SUCCESSORS. This Indemnity shall be binding upon the Company and its successors, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Indemnity), but will not otherwise be assignable, transferable or delegable by the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, to assume and agree in writing to perform this Indemnity, expressly for the benefit of Indemnitee, in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.
     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first written above.

CAPITAL SENIOR LIVING CORPORATION
/s/ David R. Brickman
Vice President and Secretary

/s/ James A. Stroud
JAMES A. STROUD